UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported) July 24, 2000
                                                          -------------



                  EA ENGINEERING, SCIENCE, AND TECHNOLOGY, INC.

             (Exact name of registrant as specified in its charter)


            Delaware                 0-15587             52-0991911
    ----------------------------     -------         ------------------------
    (State or Other Jurisdiction    (Commission      I.R.S. Employer ID Number
        of Incorporation or         File Number)
           Organization)


                11019 McCormick Road, Hunt Valley, Maryland 21031
                -------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)


         Registrant's telephone number, including area code 410/584-7000
                                                            ------------


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Item 5.  Other Events.

On July 24, 2000, EA Engineering, Science, and Technology, Inc. (the "Company") issued the following press release:


                  EA ENGINEERING, SCIENCE AND TECHNOLOGY, INC.
                       REINSTITUTES STOCK BUY-BACK PROGRAM

Contacts:     Melissa L. Kunkel, Director of Marketing and Communications
              Tel. (410) 527-2442  FAX:  (410) 771-9148
              World Wide Web Site:  http://www.eaest.com

For Release:  Immediately upon receipt

BALTIMORE, MARYLAND, July 24, 2000... EA Engineering, Science, and Technology, Inc. (NASDAQ: EACOC), today announced that its Board of Directors has approved the reinsitution of the Company's common stock repurchase program, which was suspended on February 4, 2000. Under the program, the Company has the authority to repurchase up to 500,000 shares of the Company's outstanding common stock.

Between November 5, 1999 and February 4, 2000, the Company repurchased a total of 267,600 shares of its outstanding common stock at an average price of $1.12 per share. The Company has the authority to repurchase an additional 232,400 shares of its outstanding common stock under the current repurchase program.

The stock repurchases will be made in open market transactions, in compliance with the SEC's Rule 10b-18, and will be dependent upon market conditions and the availability of common stock. There is no assurance as to the actual number of shares that will be repurchased under the program and, in fact, the program can be suspended by the Board at any time. As of July 11, 2000, the Company had 6,163,298 shares of common stock outstanding.

EA Engineering, Science, and Technology, Inc. is a global consulting firm specializing in energy, the environment, and health and safety. Through its network of more than 20 offices, EA provides scientific, engineering, economic, analytical, and management solutions to corporate, utility, municipal, and Federal Government clients.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  EA Engineering, Science, and Technology, Inc.
                                                Registrant


Date:            July 28, 2000              By:  /s/ Barbara L. Posner
       ---------------------------------        -----------------------------
                                                 Barbara L. Posner
                                                 Chief Financial Officer
                                                 Chief Operating Officer